 Ex-7v
AMENDMENT NO. 20
to the

VARIABLE ANNUITY GMIB REINSURANCE AGREEMENT

Effective January 1, 2002

Between

JACKSON NATIONAL LIFE INSURANCE COMPANY
(“CEDING COMPANY”)

and

ACE TEMPEST LIFE REINSURANCE LTD.
(“REINSURER”)

Effective May 2, 2011, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement.  It is mutually agreed that the Agreement will be amended to clarify the calculation of the ADJUSTED GMIB CLAIM, to remove the minimum annuity purchase amounts by product, and to include new investment funds, fund name changes and fund mergers. To effect these changes, the following provisions of this Agreement are hereby amended:

▪	Schedule B-2, Subaccounts Subject to this Reinsurance Agreement, amendment #19, is hereby replaced by the attached Schedule B-2.

▪	Schedule C-1, Limits and Rules of the CEDING COMPANY, amendment #12, is hereby replaced by the attached Schedule C-1.

▪	Schedule G, Ceding Company Reporting Format and Data Requirements, is hereby replaced by the attached Schedule G.

▪	Schedule I, Calculation of ADJUSTED GMIB CLAIM, amendment #3, is hereby replaced by the attached Schedule I.

Jackson National Life Insurance Company                                                                              ACE Tempest Life Reinsurance Ltd.

By  ______Lisa C. Drake___________                                                                   By  ______Huan Tseng______________

Name____Lisa C. Drake___________                                                                   Name_____Huan Tseng_____________

Title  _SVP & Chief Actuary________                                                                   Title  __SVP & Chief Pricing Officer__

Date ___4/7/11___________________                                                                   Date_____4/4/11___________________

SCHEDULE B-2

Subaccounts Subject to this Reinsurance Agreement

Fund Name	Comment	Product Availability
JNL/American Funds Global Small Capitalization Fund	New 5/3/2010	All
JNL/American Funds New World Fund	New 5/3/2010	All
JNL/American Funds International Fund	New 5/3/2010	All
JNL/American Funds Growth-Income Fund	New 5/3/2010	All
JNL/American Funds Blue Chip Income and Growth Fund	New 5/3/2010	All
JNL/American Funds Global Bond Fund	New 5/3/2010	All
JNL/Black Rock Commodity Securities Fund	New 1/16/2007 – Name changed from JNL/Credit Suisse Global Natural Resources effective 9/28/2009. Effective 10/11/2010, name changed from JNL/Credit Suisse Commodity Securities Fund.	All
JNL/BlackRock Global Allocation Fund	New 10/11/2010	All
JNL/Capital Guardian Global Balanced Fund	Subadvisor changed from Janus on 2/18/04. Name changed from JNL/FMR Balanced Fund effective 4/30/2007 and from JNL/FI Balanced Fund effective 12/3/2007.	All
JNL/Capital Guardian Global Diversified Research Fund	Formerly JNL/Janus Global Equities Fund. Name changed from JNL/Select Global Growth Fund effective 12/3/2007.	All
JNL/Capital Guardian U.S. Growth Equity Fund	Formerly JNL/Janus Aggressive Growth Fund. Name changed from JNL/Select Large Cap Growth Fund effective 12/3/2007.	All
JNL/Eagle Core Equity Fund		All
JNL/Eagle Small Cap Equity Fund		All
JNL/Franklin Templeton Founding Strategy	New 1/16/2007	All
JNL/Franklin Templeton Global Growth	New 1/16/2007	All
JNL/Franklin Templeton Income Fund	New 5/1/2006	All
JNL/Franklin Templeton International Small Cap Growth Fund	New 12/3/2007 – Name changed from JNL/Capital Guardian International Small Cap Fund effective 5/3/2010	All
JNL/Franklin Templeton Mutual Shares	New 1/16/2007	All
JNL/Franklin Templeton Small Cap Value Fund	New 5/2/05	All
JNL/ Goldman Sachs Core Plus Bond Fund
Formerly JNL/Salomon Brothers Global Bond Fund. Name changed from JNL/Salomon Brothers Strategic Bond Fund effective 5/1/2006, from JNL/Western Strategic Bond Fund effective 1/16/2007, and from JNL/Western Asset Strategic Bond Fund effective 4/30/2007.
All
JNL/Goldman Sachs Emerging Markets Debt Fund	New 10/6/2008	All
JNL/Goldman Sachs Mid Cap Value Fund	New 5/2/05	All
JNL/Goldman Sachs U.S. Equity Flex	New 1/16/2007. Effective 10/11/2010, name changed from JNL/Credit Suisse Long/Short.	All
JNL Institutional Alt 20 Fund	New 4/6/2009	All
JNL Institutional Alt 35 Fund	New 4/6/2009	All
JNL Institutional Alt 50 Fund	New 4/6/2009	All
JNL Institutional Alt 65 Fund	New 4/6/2009	All
JNL/Invesco International Growth Fund
Named changed from JNL/Putnam International Equity Fund effective 5/2/05 and from JNL/JPM International Equity Fund effective 12/3/2007. Effective 10/11/2010, name changed from JNL/AIM International Growth Fund.
All
JNL/Invesco Large Cap Growth Fund	2/18/2004 merged with JNL/AIM Premier Equity II Fund . Name changed from JNL/AIM Large Cap Growth Fund effective 10/11/2010.	All
JNL/Invesco Global Real Estate Fund	New 5/2/05, Name changed from JNL/AIM Real Estate Fund effective 10/6/2008. Effective 10/11/2010, name changed from JNL/AIM Global Real Estate Fund .	All
JNL/Invesco Small Cap Growth Fund	Name changed from JNL/AIM Small Cap Growth Fund effective 10/11/2010.	All
JNL/ Ivy Asset Strategy	New 9/28/2009	All but Fifth Third
JNL/JPMorgan International Value Fund		All
JNL/JPMorgan Mid Cap Growth Fund
Subadvisor changed from Janus on 2/18/04.  Name changed from JNL/FMR Capital Growth Fund effective 5/1/2006, from JNL/FMR Mid-Cap Equity Fund effective 4/30/2007 and from JNL/FI Mid-Cap Equity Fund effective 12/3/2007.  Also, the JNL/Putnam Midcap Growth Fund merged with this fund effective 12/3/2007.
All
JNL/JPMorgan U.S. Government & Quality Bond Fund
Name changed from JNL/Salomon Brothers U.S. Govt. & Quality Bond Fund effective 5/1/2006, from JNL/Western U.S. Govt. & Quality Bond Fund effective 1/16/2007, and from JNL/Western Asset U.S. Govt. & Quality Bond Fund effective 4/30/2007.
All
JNL/Lazard Emerging Markets Fund	New 5/1/2006	All
JNL/Lazard Mid Cap Equity Fund	Name changed from JNL/Lazard Mid Cap Value Fund effective 3/31/2008	All
JNL/M&G Global Basics Fund	New 10/6/2008	All
JNL/M&G Global Leaders Fund	New 10/6/2008	All
JNL/ Mellon Capital Management 10 x 10 Fund	New 4/30/2007	All
JNL/ Mellon Capital Management 25 Fund	Subadvisor changed from Curian effective 2/18/04	All
JNL/Mellon Capital Management Bond Index Fund		All
JNL/ Mellon Capital Management Communications Sector Fund	Subadvisor changed from Curian effective 2/18/04	All
JNL/ Mellon Capital Management Consumer Brands Sector Fund	Subadvisor changed from Curian effective 2/18/04	All
JNL/ Mellon Capital Management Oil & Gas Sector Fund	Subadvisor changed from Curian effective 2/18/04. Name changed from JNL/Mellon Capital Management Energy Sector Fund on 5/2/05	All
JNL/Mellon Capital Management European 30 Fund	New 10/6/2008	All
JNL/ Mellon Capital Management Financial Sector Fund	Subadvisor changed from Curian effective 2/18/04	All
JNL/ Mellon Capital Management Global 15 Fund		All
JNL/Mellon Capital Management International Index Fund		All
JNL/Mellon Capital Management Index 5 Fund	New 4/30/2007	All
JNL/ Mellon Capital Management JNL 5 Fund	Effective 10/4/04	All
JNL/Mellon Capital Management JNL Optimized 5 Fund	New 5/1/2006	All
JNL/ Mellon Capital Management Healthcare Sector Fund	Subadvisor changed from Curian effective 2/18/04. Name changed from JNL/Mellon Capital Management Pharmaceutical/Healthcare Sector Fund on 5/2/05	All
JNL/ Mellon Capital Management NYSE® International 25 Fund	New 4/30/2007	All
JNL/Mellon Capital Management Pacific Rim 30 Fund	New 10/6/2008	All
JNL/ Mellon Capital Management S&P ® SMid 60 Fund	New 4/30/2007	All
JNL/Mellon Capital Management S&P ® 24 Fund	New 5/1/2006	All
JNL/Mellon Capital Management S&P 400 Mid Cap Index Fund	Subadvisor was Curian between 12/15/03 and 2/18/04 and Mellon Capital Management prior to 12/15/03	All
JNL/Mellon Capital Management S&P 500 Index Fund
Subadvisor was Curian between 12/15/03 and 2/18/04 and Mellon Capital Management prior to 12/15/03; Effective 4/6/2009, the JNL/Mellon Capital Management Enhanced S&P 500 Stock Index Fund was merged into this fund.; Effective 9/28/2009, the JNL/PPM America Core Equity Fund was merged into this fund.
All
JNL/ Mellon Capital Management Select Small-Cap Fund	Subadvisor changed from Curian effective 2/18/04	All
JNL/Mellon Capital Management Small Cap Index Fund	Subadvisor was Curian between 12/15/03 and 2/18/04 and Mellon Capital Management prior to 12/15/03; Effective 4/6/2009, the JNL/Lazard Small Cap Equity Fund was merged into this fund.	All
JNL/ Mellon Capital Management Technology Sector Fund	Subadvisor changed from Curian effective 2/18/04	All
JNL/Mellon Capital Management Dow SM Dividend	New 1/17/2006	All
JNL/ Mellon Capital Management Dowsm 10 Fund	Name changed from JNL/Mellon Capital Management The Dow 10 effective 1/17/2006	All
JNL/ Mellon Capital Management S&P® 10 Fund	Name changed from JNL/Mellon Capital Management The S&P 10 effective 1/17/2006	All
JNL/ Mellon Capital Management VIP Fund	Effective 10/4/2004	All
JNL/Mellon Capital Mgmt Nasdaq® 25 Fund	Effective 10/4/2004. Name changed from JNL/Mellon Capital Management Nasdaq® 15 Fund effective 12/3/2007	All
JNL/Mellon Capital Mgmt Value Line® 30 Fund	Effective 10/4/2004. Name changed from JNL/Mellon Capital Management Value Line® 25 Fund effective 12/3/2007	All
JNL/Mellon Capital Management Global Alpha Fund	New 9/28/2009	All but Fifth Third
JNL/Oppenheimer Global Growth Fund		All
JNL/PAM Asia ex-Japan Fund	New 3/31/2008	All
JNL/PAM China-India Fund	New 3/31/2008	All
JNL/PIMCO Real Return	New 1/16/2007	All
JNL/PIMCO Total Return Bond Fund		All
JNL/PPM America Floating Rate Income Fund	New 5/2/2011	All
JNL/PPM America High Yield Bond Fund
Effective 10/4/04. JNL/PPM America High Yield Bond Fund was merged into this on 10/4/04. Name changed from JNL/Salomon Brothers High Yield Bond Fund effective 5/1/2006, from JNL/Western High Yield Bond Fund effective 1/16/2007 and from JNL/Western Asset High Yield Bond Fund effective 4/30/2007.
All
JNL/PPM America Mid-Cap Value Fund	New 3/31/2008	All
JNL/PPM America Small Cap Value Fund	New 3/31/2008	All
JNL/PPM America Value Equity	Name changed from JNL/Putnam Value Equity Fund effective 1/16/2007	All
JNL/Red Rocks Listed Private Equity Fund	New 10/6/2008	All
JNL/S&P 4 Fund	New 12/3/2007	All
JNL/S&P Competitive Advantage Fund	New 12/3/2007	All
JNL/S&P Disciplined Growth	New 1/16/2007	All but Fifth Third
JNL/S&P Disciplined Moderate	New 1/16/2007	All but Fifth Third
JNL/S&P Disciplined Moderate Growth	New 1/16/2007	All but Fifth Third
JNL/S&P Dividend Income & Growth Fund	New 12/3/2007	All
JNL/S&P Intrinsic Value Fund	New 12/3/2007	All
JNL/S&P Managed Aggressive Growth Fund
Prior to 10/4/04 named JNL/S&P Aggressive Growth Fund I. On 10/4/04 merged with JNL/S&P Equity Growth Fund I, JNL/S&P Equity Aggressive Growth Fund I, JNL/S&P Very Aggressive Growth Fund I, JNL/S&P Core Index 50 Fund, and JNL/S&P Core Index 75 Fund
All
JNL/S&P Managed Conservative Fund	Effective 10/4/04	All
JNL/S&P Managed Growth Fund
Prior to 10/4/04 named JNL/S&P Moderate Growth Fund I. On 10/4/04 merged with JNL/S&P Core Index 100 Fund.  Effective 9/28/2009, the JNL/S&P Retirement 2020 Fund and the JNL/S&P Retirement 2025 Fund was merged into this fund.
All
JNL/S&P Managed Moderate Fund	Effective 10/4/04 – Effective 9/28/2009, the JNL/S&P Retirement Income Fund was merged into this fund.	All
JNL/S&P Managed Moderate Growth Fund	Prior to 10/4/04 named JNL/S&P Conservative Growth Fund I; Effective 9/28/2009, the JNL/S&P Retirement 2015 Fund was merged into this fund.	All
JNL/S&P Total Yield Fund	New 12/3/2007	All
JNL/WMC Balanced	Name changed from JNL/Select Balanced effective 5/2/2011	All
JNL/WMC Money Market	Name changed from JNL/Select Money Market effective 5/2/2011	All
JNL/WMC Value	Name changed from JNL/Select Value effective 5/2/2011	All
JNL/T. Rowe Price Established Growth Fund	JNL/Alliance Capital Growth Fund was merged with this fund 5/2/05. JNL/Alger Growth Fund and JNL/Oppenheimer Growth Fund were merged with this fund on 4/30/2007.	All
JNL/T. Rowe Price Mid-Cap Growth Fund		All
JNL/T.Rowe Price Short Term Bond Fund	New 5/1/2006 – Name changed from JNL/Goldman Sachs Duration Bond Fund effective 9/28/2009	All
JNL/T. Rowe Price Value Fund		All
Fifth Third Balanced VIP Fund	Fund no longer available for new investments effective 8/13/2007 and was liquidated effective 10/12/2007	Fifth Third Only
Fifth Third Disciplined Value VIP Fund	Fund no longer available for new investments effective 8/13/2007 and was liquidated effective 10/12/2007	Fifth Third Only
Fifth Third Mid Cap VIP Fund	Fund no longer available for new investments effective 8/13/2007 and was liquidated effective 10/12/2007	Fifth Third Only
Fifth Third Quality Growth VIP Fund	Fund no longer available for new investments effective 8/13/2007 and was liquidated effective 10/12/2007	Fifth Third Only

JNL General Account
Guaranteed Five Year Fixed		All but Focus
12 Month DCA		All
6 Month DCA		All
Guaranteed One Year Fixed		All
Guaranteed Seven Year Fixed		All but Focus
Guaranteed Three Year Fixed		All
S&P 500 Composite Stock Price Index – 9 Year Period	Only available prior to 10/4/04	Perspective II and Fifth Third

JNL Ace 2002 Treaty Schedule B-2 Amendment # 20

SCHEDULE C-1

Limits and Rules of the CEDING COMPANY

1)	The CEDING COMPANY will determine the Guaranteed Minimum Income Benefits for each qualified annuitization within seven (7) working days of receipt of election to annuitize under the GMIB.

2)	The CEDING COMPANY reserves the right to limit cumulative RETAIL ANNUITY PREMIUMS on ANNUITY CONTRACTS to a maximum of $1,000,000.

3)	For the purpose of Article IV paragraph G, the maximum RETAIL ANNUITY PREMIUMS per life without REINSURER’s approval is $5,000,000.

4)	Valid issue ages for GMIB are 0 to 75, age last birthday.

JNL ACE 2002 Treaty Schedule C-1 Amendment # 20

SCHEDULE G
Reporting Format and Data Requirements

Monthly Reporting Data Requirements (prepared by CEDING COMPANY)
ACTIVE CONTRACTS and those terminating during the month only:
Insured Life (annuitant) SSN
Contract Identifier
Insured Life Indicator (Annuitant, Owner, or Other)
Insured Life Date of Birth
Insured Life Sex
Second Life Date of Birth (if joint contract)
Second Life Sex (if joint contract)
Issue Date
Qualified Status
Contract Type
Initial Retail Premium
Cumulative Retail Premium
Cumulative Withdrawals
Account value by subaccount
GMIB Income Base
Termination Date
Termination Reason (surrender, death, annuitization)
Optional benefit indicators

Quarterly Reporting Requirements (prepared by REINSURER)
GAAP Surplus position
Standard and Poors Ratings

GMIB Monthly Seriatim Claim Reporting (prepared by CEDING COMPANY)
This includes the following items determined as of the Date of Annuitization:

Policy Number
Date of Annuitization
Contract Issue Date
Guaranteed Purchase Rate
Current Purchase Rate based on treaty definition
Interest rate used in calculation of Current Purchase Rate
Certain Period Elected, but not to exceed 10 years
GMIB Income Base
Account Value
Income Benefit Net Amount at Risk
ADJUSTED GMIB CLAIM
Annuitant DOB
Annuitant Sex
Joint Annuitant DOB (if applicable)
Joint Annuitant Sex (if applicable)

Quarterly Statement of Account (prepared by CEDING COMPANY)
(prepared for each CONTRACT TYPE and GMIB TYPE combination and in aggregate)

1.  Calculated value of MONTHLY INCOME BASE
2.  Calculated value of QUARTERLY REINSURANCE PREMIUM
3.  Calculated value of FORMULA CLAIM LIMIT, AGGREGATE FORMULA CLAIM                                                                                                                                                 LIMIT, DOLLAR CLAIM LIMIT and AGGREGATE DOLLAR CLAIM LIMIT
4.  ADJUSTED GMIB CLAIMS reported during the current quarter

JNL ACE 2002 Treaty Schedule G Amendment # 20

SCHEDULE I

Calculation of ADJUSTED GMIB CLAIM

A. Income Benefit Net Amount at Risk (IBNARt)

The IBNARt for each ANNUITY CONTRACT reinsured hereunder in calendar year t shall be equal to the following:

IBNARt = Maximum (RGIBt * Minimum (GAPRt / CAPRt, 0.8) – RAVt, 0)

where:

RGIBt is the REINSURED GMIB INCOME BASE, and RAVt is the REINSURED ACCOUNT VALUE, both as defined in Article I, calculated on the ANNUITY CONTRACT’s annuitization date that occurs on or following the contract’s calendar year t anniversary.

GAPRt is the Guaranteed Annuity Purchase Rate (monthly income per $1000 of RGIB), calculated on the ANNUITY CONTRACT’s annuitization date that occurs on or following the contract’s calendar year t anniversary, using the following assumptions:
Mortality Table Annuity2000 Valuation Table – Age Nearest Birthday
Age Setback 10 years
Mortality Improvement: None
Interest Rate: 2.5% all years; annual effective rate
Age: Age Last Birthday on exercise date
Annuity Form: Life contingent immediate annuity, not to exceed 10-year certain
Annuity Load: 2.0%
Payment Mode:                                           Monthly, regardless of mode elected
Certain Period:                                       Elected period but no greater than 10 years
Single Life Formulas:        Life Annuity =

                 Life Annuity with 10 year certain period =

Joint Life Formulas:                                                  Joint Life Annuity =

       Joint Life Annuity with 10 year certain period =

Unisex Rates:                                                 40%/60% male/female blended at the qx level

CAPRt is the Current Annuity Purchase Rate (monthly income per $1000 of RGIB), calculated on the ANNUITY CONTRACT’s annuitization date that occurs on or following the contract’s  calendar year t anniversary, using the following assumptions:
•	Mortality Table Annuity2000 Valuation Table – Age Nearest Birthday
•	Age Setback None
▪	Mortality Improvement:Scale G (as shown in the 1995 Transactions of the Society of Actuaries) from calendar year 2000  to exercise year
Interest Rate:	The yield on the most recently auctioned 10-year Treasury Security, as posted in the Wall Street Journal, at the beginning of the month in which exercise occurs, plus 75 bps; annual effective rate
•	Age: Age Last Birthday on exercise date
•	Annuity Form: Life contingent immediate annuity, not to exceed 10-year certain
•	Annuity Load: 0.0%.
Payment Mode:                                       Monthly, regardless of mode elected
Certain Period:                                       Elected period but no greater than 10 years
Single Life Formulas:                                                  same as for GAPRt
Joint Life Formulas:                                                  same as for GAPRt
Unisex Rates:	Projected sex-distinct mortality rates according to Mortality
Improvement section, then blended 40%/60% male/female

The impact of premium taxes, commissions, other expenses, and gender on the calculation of GAPRt and CAPRt will be applied on a consistent basis.

The monthly income calculated from CAPRt is for reinsurance purposes only, and the CEDING COMPANY may use other approaches with retail customers.

B. Annual Annuitization Limit Ratio (AALRatiot)

The AALRatiot for calendar year t shall be equal to the following:

AALRatiot = ExercisedRGIBt / EligibleRGIBt

where:

ExercisedRGIBt is the sum of the REINSURED GMIB INCOME BASE measured on the annuitization date for each ACTIVE CONTRACT that terminates through a GMIB EXERCISE on or following the contract’s calendar year t anniversary.

EligibleRGIBt is the sum of a) plus b) plus c) where
a)	is the ExercisedRGIBt,
b)	is the sum of the REINSURED GMIB INCOME BASE as of the first MONTHLY VALUATION DATE on or following the contract’s calendar year t anniversary for each ANNUITY CONTRACT that:
i.)	was an ACTIVE CONTRACT as of the first MONTHLY VALUATION DATE on or following the contract’s calendar year t anniversary, and
ii.)	had been reinsured hereunder for at least 120 months, and
iii.)	is not included in a).

c)	is the sum of the REINSURED GMIB INCOME BASE as of the termination date for each ANNUITY CONTRACT that:
i.)	terminated between the contract’s calendar year t anniversary and the first MONTHLY VALUATION DATE on or following the contract’s calendar year t anniversary, and
ii.)	had been reinsured hereunder for at least 120 months, and
iii.)	is not included in a).

C. ADJUSTED GMIB CLAIM (AdjGMIBt)

The ADJUSTED GMIB CLAIM for each ANNUITY CONTRACT that terminated through a GMIB EXERCISE on or following the contract’s calendar year t anniversary shall be equal to the following:

AdjGMIBt = IBNARt * (Minimum (AALRatiot, 0.20) / AALRatiot)

D. GUARANTEED ANNUITY PURCHASE RATES TABLE

The following table contains the Guaranteed Annuity Purchase Rates for both “life only” and "life with 10-year certain" annuitization payout options for attained ages 40 through 99 and selected combinations of joint life ages.. Values shown are the monthly income amounts per $1,000 applied. The purchase rates for other ages and options are to be calculated in a consistent manner.

Single Life Annuities
TABLE OF GUARANTEED ANNUITY PURCHASE RATES
(MONTHLY INSTALLMENTS)

	No. of Mos.			No. of Mos.			No. of Mos.			No. of Mos.			No. of Mos.			No. of Mos.
Age of	Certain		Age of	Certain		Age of	Certain		Age of	Certain		Age of	Certain		Age of	Certain
Payee			Payee			Payee			Payee			Payee			Payee
Male	Life	120	Male	Life	120	Female	Life	120	Female	Life	120	Unisex	Life	120	Unisex	Life	120
40	2.85	2.84	70	4.62	4.53	40	2.74	2.74	70	4.24	4.19	40	2.78	2.78	70	4.39	4.33
41	2.88	2.87	71	4.74	4.64	41	2.76	2.76	71	4.34	4.29	41	2.81	2.81	71	4.50	4.43
42	2.90	2.90	72	4.87	4.76	42	2.79	2.79	72	4.45	4.39	42	2.84	2.83	72	4.62	4.54
43	2.93	2.93	73	5.01	4.88	43	2.81	2.81	73	4.57	4.50	43	2.86	2.86	73	4.75	4.65
44	2.97	2.96	74	5.16	5.00	44	2.84	2.84	74	4.69	4.61	44	2.89	2.89	74	4.88	4.77
45	3.00	2.99	75	5.32	5.13	45	2.87	2.87	75	4.83	4.73	45	2.92	2.92	75	5.02	4.89
46	3.03	3.03	76	5.49	5.27	46	2.90	2.90	76	4.97	4.85	46	2.95	2.95	76	5.18	5.02
47	3.07	3.06	77	5.67	5.41	47	2.93	2.93	77	5.12	4.99	47	2.99	2.98	77	5.34	5.16
48	3.11	3.10	78	5.87	5.56	48	2.96	2.96	78	5.28	5.13	48	3.02	3.02	78	5.51	5.30
49	3.15	3.14	79	6.07	5.72	49	2.99	2.99	79	5.46	5.27	49	3.06	3.05	79	5.70	5.45
50	3.19	3.18	80	6.29	5.87	50	3.03	3.03	80	5.65	5.43	50	3.09	3.09	80	5.90	5.61
51	3.23	3.22	81	6.53	6.04	51	3.07	3.06	81	5.85	5.59	51	3.13	3.13	81	6.12	5.77
52	3.28	3.27	82	6.78	6.20	52	3.10	3.10	82	6.07	5.76	52	3.17	3.17	82	6.35	5.94
53	3.33	3.32	83	7.04	6.37	53	3.14	3.14	83	6.31	5.94	53	3.22	3.21	83	6.60	6.12
54	3.38	3.36	84	7.33	6.55	54	3.19	3.18	84	6.57	6.12	54	3.26	3.25	84	6.87	6.30
55	3.43	3.41	85	7.63	6.72	55	3.23	3.22	85	6.85	6.31	55	3.31	3.30	85	7.16	6.48
56	3.48	3.47	86	7.96	6.90	56	3.28	3.27	86	7.15	6.51	56	3.36	3.35	86	7.47	6.67
57	3.54	3.52	87	8.31	7.07	57	3.32	3.31	87	7.48	6.71	57	3.41	3.40	87	7.80	6.86
58	3.60	3.58	88	8.68	7.24	58	3.37	3.36	88	7.83	6.91	58	3.47	3.45	88	8.16	7.05
59	3.66	3.64	89	9.08	7.42	59	3.43	3.42	89	8.21	7.11	59	3.52	3.51	89	8.55	7.23
60	3.73	3.70	90	9.51	7.58	60	3.48	3.47	90	8.63	7.30	60	3.58	3.56	90	8.97	7.42
61	3.80	3.77	91	9.97	7.75	61	3.54	3.53	91	9.08	7.50	61	3.65	3.63	91	9.43	7.60
62	3.87	3.84	92	10.46	7.90	62	3.60	3.59	92	9.57	7.68	62	3.71	3.69	92	9.92	7.77
63	3.95	3.91	93	10.98	8.05	63	3.67	3.65	93	10.10	7.86	63	3.78	3.76	93	10.44	7.94
64	4.03	3.99	94	11.54	8.19	64	3.74	3.72	94	10.67	8.03	64	3.86	3.83	94	11.01	8.10
65	4.11	4.07	95	12.13	8.32	65	3.81	3.79	95	11.29	8.19	65	3.93	3.90	95	11.62	8.24
66	4.20	4.15	96	12.77	8.44	66	3.89	3.86	96	11.96	8.33	66	4.01	3.98	96	12.28	8.38
67	4.30	4.24	97	13.44	8.55	67	3.97	3.94	97	12.68	8.46	67	4.10	4.06	97	12.98	8.50
68	4.40	4.33	98	14.16	8.65	68	4.05	4.02	98	13.44	8.58	68	4.19	4.14	98	13.73	8.61
69	4.51	4.43	99	14.93	8.74	69	4.15	4.10	99	14.25	8.68	69	4.29	4.24	99	14.52	8.71

Guaranteed Purchase Rates -Joint and Survivor Life Annuity

Age of Male Annuitant	Age of Female Contingent Annuitant
	50	55	60	65	70	75	80	85	90
55	$2.89	$2.99	$3.09	$3.18	$3.25	$3.31	$3.35	$3.38	$3.40
60	2.93	3.06	3.19	3.32	3.43	3.52	3.59	3.64	3.68
65	2.96	3.11	3.27	3.44	3.60	3.75	3.87	3.96	4.02
70	2.98	3.15	3.34	3.55	3.77	3.99	4.18	4.34	4.45
75	3.00	3.18	3.39	3.64	3.92	4.21	4.51	4.77	4.98
80	3.01	3.20	3.42	3.70	4.03	4.41	4.82	5.23	5.59
85	3.02	3.21	3.45	3.74	4.11	4.56	5.09	5.68	6.25
90	3.02	3.22	3.46	3.77	4.16	4.66	5.30	6.06	6.90

Guaranteed Purchase Rates - Joint and Survivor Life Annuity and 10 Year Certain Period

Age of Male Annuitant	Age of Female Contingent Annuitant
	50	55	60	65	70	75	80	85	90
55	$2.89	$2.99	$3.09	$3.18	$3.25	$3.31	$3.35	$3.38	$3.40
60	2.93	3.06	3.19	3.32	3.43	3.52	3.59	3.64	3.67
65	2.96	3.11	3.27	3.44	3.60	3.75	3.87	3.95	4.01
70	2.98	3.15	3.34	3.55	3.77	3.98	4.17	4.32	4.43
75	3.00	3.18	3.39	3.63	3.91	4.21	4.49	4.74	4.93
80	3.01	3.20	3.42	3.70	4.02	4.40	4.80	5.18	5.49
85	3.02	3.21	3.44	3.74	4.10	4.54	5.05	5.58	6.06
90	3.02	3.22	3.46	3.76	4.15	4.63	5.23	5.90	6.57

E. SAMPLE CURRENT ANNUITY PURCHASE RATES TABLES
The following tables contains sample Current Annuity Purchase Rates for both “life only” and "life with 10-year certain" annuitization payout options for attained ages 40 through 99 and selected combinations of joint life ages, based on a GMIB exercise in 2015 and a 10-year Treasury Security equal to 5% . Values shown are the monthly income amounts per $1,000 applied. The purchase rates for other ages, options, exercise years, and 10-year Treasury Security rates are to be calculated in a consistent manner.

Single Life Annuities
TABLE OF SAMPLE CURRENT ANNUITY PURCHASE RATES
2015 year of annuitization and 10-yr Treasury rate = 5%
(MONTHLY INSTALLMENTS)

	No. of Mos.			No. of Mos.			No. of Mos.			No. of Mos.			No. of Mos.			No. of Mos.
Age of	Certain		Age of	Certain		Age of	Certain		Age of	Certain		Age of	Certain		Age of	Certain
Payee			Payee			Payee			Payee			Payee			Payee
Male	Life	120	Male	Life	120	Female	Life	120	Female	Life	120	Unisex	Life	120	Unisex	Life	120
40	5.24	5.23	70	7.95	7.50	40	5.11	5.10	70	7.28	7.06	40	5.16	5.15	70	7.55	7.24
41	5.27	5.26	71	8.16	7.64	41	5.13	5.13	71	7.46	7.20	41	5.19	5.18	71	7.74	7.38
42	5.31	5.30	72	8.39	7.79	42	5.16	5.15	72	7.66	7.35	42	5.22	5.21	72	7.95	7.53
43	5.35	5.33	73	8.63	7.95	43	5.19	5.18	73	7.88	7.51	43	5.25	5.24	73	8.17	7.69
44	5.39	5.37	74	8.89	8.10	44	5.22	5.21	74	8.11	7.67	44	5.29	5.27	74	8.42	7.85
45	5.43	5.41	75	9.16	8.26	45	5.25	5.24	75	8.36	7.84	45	5.32	5.31	75	8.68	8.01
46	5.47	5.45	76	9.46	8.42	46	5.28	5.27	76	8.63	8.02	46	5.36	5.34	76	8.96	8.18
47	5.52	5.49	77	9.78	8.59	47	5.32	5.31	77	8.92	8.20	47	5.40	5.38	77	9.26	8.36
48	5.57	5.54	78	10.11	8.75	48	5.36	5.35	78	9.23	8.38	48	5.44	5.42	78	9.58	8.53
49	5.62	5.58	79	10.48	8.91	49	5.40	5.38	79	9.58	8.57	49	5.49	5.47	79	9.93	8.71
50	5.67	5.63	80	10.87	9.08	50	5.44	5.43	80	9.95	8.76	50	5.54	5.51	80	10.31	8.89
51	5.73	5.69	81	11.28	9.24	51	5.49	5.47	81	10.35	8.94	51	5.59	5.56	81	10.72	9.07
52	5.79	5.74	82	11.73	9.39	52	5.54	5.52	82	10.79	9.13	52	5.64	5.61	82	11.16	9.24
53	5.85	5.80	83	12.21	9.55	53	5.59	5.56	83	11.26	9.31	53	5.70	5.66	83	11.63	9.41
54	5.92	5.86	84	12.72	9.69	54	5.65	5.62	84	11.77	9.48	54	5.76	5.72	84	12.15	9.57
55	5.99	5.93	85	13.27	9.83	55	5.70	5.67	85	12.33	9.65	55	5.82	5.78	85	12.70	9.72
56	6.07	6.00	86	13.86	9.96	56	5.77	5.73	86	12.94	9.80	56	5.89	5.84	86	13.30	9.87
57	6.15	6.07	87	14.50	10.09	57	5.83	5.79	87	13.59	9.95	57	5.96	5.91	87	13.95	10.01
58	6.24	6.15	88	15.19	10.21	58	5.90	5.86	88	14.29	10.09	58	6.04	5.98	88	14.65	10.14
59	6.33	6.24	89	15.92	10.32	59	5.98	5.93	89	15.04	10.22	59	6.12	6.05	89	15.39	10.26
60	6.44	6.33	90	16.70	10.42	60	6.06	6.00	90	15.84	10.33	60	6.21	6.13	90	16.18	10.37
61	6.54	6.42	91	17.52	10.51	61	6.15	6.08	91	16.68	10.44	61	6.31	6.22	91	17.01	10.47
62	6.66	6.52	92	18.40	10.59	62	6.24	6.17	92	17.56	10.53	62	6.41	6.31	92	17.89	10.56
63	6.78	6.62	93	19.34	10.67	63	6.34	6.26	93	18.48	10.62	63	6.52	6.41	93	18.82	10.64
64	6.92	6.73	94	20.36	10.73	64	6.45	6.35	94	19.47	10.68	64	6.64	6.51	94	19.83	10.70
65	7.06	6.85	95	21.50	10.78	65	6.56	6.45	95	20.56	10.74	65	6.76	6.61	95	20.93	10.76
66	7.22	6.97	96	22.78	10.82	66	6.69	6.56	96	21.77	10.79	66	6.90	6.73	96	22.17	10.80
67	7.38	7.09	97	24.25	10.85	67	6.82	6.67	97	23.17	10.83	67	7.04	6.84	97	23.60	10.84
68	7.56	7.22	98	26.03	10.87	68	6.96	6.79	98	24.86	10.86	68	7.20	6.97	98	25.32	10.86
69	7.75	7.36	99	28.03	10.88	69	7.12	6.92	99	26.75	10.88	69	7.37	7.10	99	27.26	10.88

Current Purchase Rates - 2015 year of annuitization and 10-yr Treasury rate = 5%:

Joint and Survivor Life Annuity

Age of Male Annuitant	Age of Female Contingent Annuitant
	50	55	60	65	70	75	80	85	90
55	$5.24	$5.36	$5.48	$5.60	$5.71	$5.80	$5.87	$5.92	$5.95
60	5.29	5.44	5.61	5.78	5.95	6.10	6.22	6.30	6.36
65	5.34	5.52	5.73	5.96	6.21	6.45	6.65	6.81	6.91
70	5.37	5.57	5.83	6.13	6.47	6.83	7.16	7.44	7.64
75	5.39	5.62	5.90	6.27	6.70	7.20	7.72	8.18	8.55
80	5.41	5.65	5.96	6.37	6.90	7.55	8.27	9.01	9.64
85	5.42	5.67	6.00	6.44	7.04	7.83	8.78	9.84	10.86
90	5.43	5.68	6.03	6.49	7.14	8.03	9.20	10.61	12.12

Joint and Survivor Life Annuity and 10 Year Certain Period

Age of Male Annuitant	Age of Female Contingent Annuitant
	50	55	60	65	70	75	80	85	90
55	$5.24	$5.36	$5.48	$5.60	$5.71	$5.79	$5.86	$5.90	$5.92
60	5.29	5.44	5.61	5.78	5.94	6.08	6.19	6.26	6.30
65	5.33	5.51	5.72	5.96	6.20	6.42	6.61	6.73	6.80
70	5.37	5.57	5.82	6.12	6.45	6.78	7.07	7.29	7.42
75	5.39	5.61	5.89	6.25	6.66	7.12	7.56	7.90	8.12
80	5.41	5.64	5.94	6.34	6.84	7.41	8.01	8.51	8.84
85	5.42	5.66	5.98	6.40	6.95	7.63	8.36	9.02	9.49
90	5.42	5.67	5.99	6.43	7.02	7.76	8.60	9.38	9.96

JNL ACE 2002 Treaty - Schedule I Amendment No. 20